Current Liabilities - Not Subject to Compromise

On a consolidated basis, recorded pre-petition liabilities that management believes may not be subject to compromise under the Chapter 11 Case as of March 31, 2004 and December 31, 2003 consisted of the following:

	March 31, 2004	December 31, 2003
Accounts payable and accrued expenses of entities not subject to reorganization proceedings	$962,000	$844,000
Pre-petition employee related payments	397,000	2,019,000
Insurance premium liability	264,000	1,055,000
Accrued taxes	—	611,000
Utilities and other accrued expenses	747,000	958,000

Total	$2,370,000	$5,487,000

Current Liabilities - Subject to Compromise

The principal categories of claims classified as liabilities subject to compromise under reorganization proceedings are identified below. All amounts below may be subject to future adjustment depending on the Chapter 11 Case, further developments with respect to disputed claims or other events, including reconciliation of claims filed with the Bankruptcy Court to amounts recorded in the accompanying Consolidated Financial Statements, and the valuation of any collateral securing such claims. Additional pre-petition claims may arise from the rejection by the Debtor of existing executory contracts or unexpired leases. Under a confirmed plan of reorganization, all pre-petition claims subject to compromise may be paid and discharged at amounts substantially less than their allowed amounts. On a consolidated basis, recorded pre-petition liabilities subject to compromise in the Chapter 11 Case as of March 31, 2004 and December 31, 2003, consisted of the following:

	March 31, 2004	December 31, 2003
Secured long-term debt subject to compromise:
Working capital revolving line of credit	$6,460,000	$8,025,000
Term loan A	6,000,000	6,000,000
Term loan B	15,642,000	15,702,000

Subtotal	28,102,000	29,727,000

Unsecured long-term debt subject to compromise:
Subordinated notes payable, net of unamortized discount of $919,000	9,081,000	9,081,000

Accounts payable and accrued expenses subject to compromise:
Accounts payable and accrued expenses	4,744,000	5,172,000
Deferred interest payable	9,680,000	9,679,000
Capital lease obligations	1,291,000	1,316,000

Subtotal	15,715,000	16,167,000

Total current liabilities - subject to compromise	$52,898,000	$54,975,000

ITEM 9.01(b). Pro Forma Combined Financial Information of Team, Inc. (Unaudited)

On August 11, 2004, Team, Inc. (“Team”) completed the acquisition of substantially all of the assets of International Industrial Services, Inc., a Delaware corporation (“IISI”), and Cooperheat-MQS, Inc., a Delaware corporation (“Cooperheat”), including the capital stock of certain subsidiaries of IISI and Cooperheat (together, “Cooperheat”).

Cooperheat was operating as debtor-in-possession in a Chapter 11 case pending in the United States Bankruptcy Court for the Southern District of Texas, Houston, Texas (the “Bankruptcy Court”) (Case Nos. 03-48272-H2-11 and 03-48273-H2-11). On August 6, 2004, the Bankruptcy Court entered an order approving the sale of the assets by Cooperheat to the Company pursuant to an Asset Purchase Agreement.

The transaction involved a cash consideration of $35 million, subject to a working capital adjustment, the assumption of certain liabilities including the assumption of $1.7 million in letters of credit and the issuance of warrants to purchase 100,000 shares of the common stock, $.30 par value per share, of Team. The warrants are exercisable at $65 cash per share and expire on August 11, 2007, unless sooner exercised.

The assets purchased from Cooperheat are associated with a non-destructive testing (NDT) inspection and field heat treating services business. The Company intends to integrate the purchased assets and associated business activity with its other industrial service activities.

The transactions contemplated by the Asset Purchase Agreement, as well as a restructuring of the Company’s current indebtedness to Bank of America, N.A. (“Bank of America”), were financed with funds provided under a Credit Agreement dated as of August 11, 2004 (the “Credit Agreement”) by and among the Company, the other lenders party thereto and Bank of America, as Administrative Agent, Swing Line lender and L/C issuer. The Credit Agreement permits borrowing of amounts up to an aggregate $75 million, and includes a letter of credit facility, a revolving credit facility and a term loan. Extensions of credit under the Credit Agreement have a maturity date five years from the date of inception, and the Company may elect an interest rate for each advance under the Credit Agreement at either (i) LIBOR plus a maximum margin of 2.25%, which may be reduced upon the satisfaction of certain financial conditions, or (ii) the higher of Bank of America’s prime rate or the federal funds rate plus 0.50%. The payment and performance of the Company’s obligations under the Credit Agreement are secured by substantially all of the assets and properties of the Company and its subsidiaries.

The following unaudited pro forma combined statements of operations for the twelve months ended May 31, 2004 and the three months ended August 31, 2004 give effect to the purchase by the Company of the assets of Cooperheat as if the acquisition and related financing occurred on June 1, 2003 (the beginning of fiscal 2004). Because the transaction was consummated before the date of the Company’s last balance sheet included in its October 15, 2004 10-Q filing, no pro forma balance sheet is required as prescribed by Rule 11-02 of Regulation S-X.

The pro forma financial information is based on the historical consolidated financial statements of Team and the historical consolidated financial statements of Cooperheat and should be read in conjunction with such financial statements and accompanying notes. Cooperheat’s historical consolidated statements of income are for the twelve months ended May 31, 2004 and the three months ended August 31, 2004. The purchase method of accounting was used to prepare the pro forma financial statements using estimated fair values of the assets and liabilities of Cooperheat. The purchase accounting adjustments to reflect the fair values of the assets and liabilities of Cooperheat were based on management’s preliminary evaluation as of this filing date and are subject to change pending final evaluation of the fair values of the assets and liabilities.

The pro forma financial information does not purport to be indicative of either a) the results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated, or b) the results of operations which will be reported in the future.

TEAM, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

YEAR ENDED MAY 31, 2004

(UNAUDITED)

	Team, Inc.	Cooperheat	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$107,669,000	$90,134,000	$—		$197,803,000
Operating expenses	64,985,000	66,470,000	—		131,455,000

Gross margin	42,684,000	23,664,000	—		66,348,000
Selling, general and administrative expenses	32,589,000	28,484,000	—		61,073,000
Impairment of goodwill	—	12,145,000	—		12,145,000
Non-cash G&A compensation cost	344,000	—	—		344,000
Other expense (income)	10,000	(20,000)	—		(10,000)

Earnings (loss) before interest and taxes	9,741,000	(16,945,000)	—		(7,204,000)
Interest expense, net	519,000	4,746,000	(581,000	)(1)	1,384,000
			(3,300,000	)(2)

Earnings (loss) before income taxes	9,222,000	(21,691,000)	3,881,000		(8,588,000)
Provision for income taxes	3,446,000	(1,180,000)	—		2,266,000

Income (loss) from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$5,776,000	$(20,511,000)	$3,881,000		$(10,854,000)

Net income per common share:
Basic	$0.75				$(1.41)

Diluted	$0.69				$(1.29)

Weighted average number of shares outstanding:
Basic	7,709,000				7,709,000

Diluted	8,429,000				8,429,000

TEAM, INC. AND SUBSIDIARIES

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

THREE MONTHS ENDED AUGUST 31, 2004

(UNAUDITED)

	Team, Inc.	Cooperheat	Pro Forma Adjustments		Pro Forma Consolidated
Revenues	$28,524,000	$16,242,000	$—		$44,766,000
Operating expenses	18,439,000	13,309,000	—		31,748,000

Gross Margin	10,085,000	2,933,000	—		13,018,000
Selling, general and administrative expenses	9,114,000	6,567,000	—		15,681,000
Non-cash G&A compensation cost	223,000	—	—		223,000

Earnings before interest and taxes	748,000	(3,634,000)	—		(2,886,000)
Interest expense, net	170,000	292,000	(145,000	)(1)	350,000
			33,000	(2)

Earnings before income taxes	578,000	(3,926,000)	112,000		(3,236,000)
Provision for income taxes	220,000	92,000	—		312,000

Income (loss) from continuing operations before nonrecurring charges or credits directly attributable to the transaction	$358,000	$(4,018,000)	$112,000		$(3,548,000)

Net income per common share:
Basic	$0.04				$(0.44)

Diluted	$0.04				$(0.40)

Weighted average number of shares outstanding:
Basic	8,065,000				8,065,000

Diluted	8,905,000				8,905,000

TEAM, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

Statement of Operations

(1)	To eliminate Cooperheat’s historical amortization expense associated with loan financing fees and to record the amortization expense of loan financing fees incurred to borrow the funds necessary to purchase the assets of Cooperheat. (Fees totaled $1,562,000 and are being amortized over a five year period).

(2)	To eliminate Cooperheat’s historical interest expense on debt and record interest expense at 3.1%, which approximates the interest rate in effect during the periods presented, on the $34,580,000 borrowed to purchase the assets of Cooperheat.